Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

International Flavors & Fragrances Inc.
Retirement Investment Fund Plan
521 West 57th Street
New York, NY 10019

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-126421) of our report dated June 24, 2008, relating to the financial statements and schedule of the International Flavors & Fragrances Inc. Retirement Investment Fund Plan appearing on this Form 11-K/A for the year ended December 31, 2007.

/s/SMOLIN, LUPIN & CO., P.A.
Fairfield, New Jersey
July 3, 2008